Exhibit 99

Jefferies Reports Third Quarter 2012 Financial Results

NEW YORK & LONDON--(BUSINESS WIRE)--September 20, 2012--Jefferies Group, Inc. (NYSE: JEF) today announced financial results for its fiscal third quarter ended August 31, 2012.

Highlights for the three months ended August 31, 2012, versus the three months ended August 31, 2011:

  Net revenues of $739 million, versus $509 million
  Net earnings to common shareholders of $70 million, versus $68 million ($73 million on a non-GAAP basis after excluding certain items [1] versus $23 million on a non-GAAP basis after excluding certain items [2])
  Net earnings per common share of $0.31, versus $0.30 ($0.32 on a non-GAAP basis after excluding certain items [1] and versus $0.10 on a non-GAAP basis after excluding certain items [2])
  Advisory net revenues of $133 million, up 24%, versus $107 million
  Fixed Income net revenues increased 8-fold to $266 million, versus $33 million

Highlights for the nine months ended August 31, 2012, versus the nine months ended August 31, 2011:

  Net revenues of $2,230 million, up 12%, versus $1,995 million
  Net earnings to common shareholders of $211 million versus $236 million ($221 million on a non-GAAP basis after excluding certain items [1],[3] versus $194 million on a non-GAAP basis after excluding certain items [2])
  Net earnings per common share of $0.91 versus $1.07 ($0.96 on a non-GAAP basis after excluding certain items [1][3] versus $0.88 on a non-GAAP basis after excluding certain items [2])
  Advisory net revenues of $392 million, versus $378 million
  Fixed Income net revenues of $897 million, versus $574 million

“On October 2, Jefferies will be 50 years old. Despite a turbulent and often treacherous environment, we have just finished the best nine-month period in our firm’s history. Our equity base of $3.7 billion has never been more robust, and our balance sheet and liquidity have never been stronger. The Jefferies brand and our competitive position versus our competitors have also never been better,” commented Richard B. Handler, Chairman and CEO of Jefferies. “We would like to thank our clients, employee-partners, shareholders, and bondholders for putting Jefferies in our strongest position ever and allowing us collectively to continue our mission to build Jefferies for the next 50 years.”

A conference call with management discussion of these financial results will be held today, Thursday, September 20, 2012, at 9:00 AM Eastern (date and time subject to change). Investors and securities industry professionals may access the management discussion by calling 877-710-9938 or 702-928-7183. A one-week replay of the call will also be available at 855-859-2056 or 404-537-3406 (conference ID # 25311406). A live audio webcast and delayed replay can also be accessed at Jefferies.com.

Jefferies Group, Inc. (NYSE: JEF), the global investment banking firm focused on serving clients for 50 years, is a leader in providing insight, expertise and execution to investors, companies and governments. The firm provides a full range of investment banking, sales, trading, research and strategy across the spectrum of equities, fixed income, foreign exchange, futures and commodities, and also select asset and wealth management strategies, in the Americas, Europe and Asia.

[1] Adjustments to net earnings to common shareholders and net earnings per common share on a non-GAAP basis to exclude certain items include amortization of intangibles, and compensation awards related to our Bache and Hoare Govett acquisitions and interest expense incurred as a result of debt extinguishment accounting from prior quarters, all on an after-tax basis.

[2] Adjustments to net earnings to common shareholders and net earnings per common share on a non-GAAP basis to exclude certain items include a bargain purchase gain, acquisition expenses and amortization of compensation awards related to our Bache acquisition, all on an after-tax basis.

[3] Adjustments to net earnings to common shareholders and net earnings per common share on a non-GAAP basis to exclude certain items include a bargain purchase gain on our Hoare Govett acquisition, a gain on debt extinguishment relating to trading activities in our own debt and impairment charges on intangibles related to our Bache acquisition, all on an after-tax basis.

-- financial tables follow --

JEFFERIES GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(Amounts in Thousands, Except Per Share Amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	August 31,	August 31,	August 31,	August 31,
	2012	2011	2012	2011
Revenues:
Commissions	$119,200	$154,896	$358,495	$404,108
Principal transactions	297,037	(74,003)	793,834	391,464
Investment banking	260,163	293,750	842,921	861,230
Asset management fees and investment income from managed funds	3,116	3,086	10,648	37,501
Interest	242,625	353,006	788,935	930,647
Other	22,911	63,369	103,102	105,948
Total revenues	945,052	794,104	2,897,935	2,730,898
Interest expense	206,114	284,822	668,000	736,068
Net revenues	738,938	509,282	2,229,935	1,994,830
Interest on mandatorily redeemable preferred interest of consolidated subsidiaries	8,304	(14,671)	34,604	6,183
Net revenues, less mandatorily redeemable preferred interest	730,634	523,953	2,195,331	1,988,647

Non-interest expenses:
Compensation and benefits	440,391	299,640	1,310,394	1,174,468

Non-compensation expenses:
Floor brokerage and clearing fees	30,280	32,959	91,039	92,475
Technology and communications	58,681	60,039	180,460	153,563
Occupancy and equipment rental	24,077	22,581	71,582	60,997
Business development	27,736	21,853	72,362	64,248
Professional services	14,667	19,061	45,656	48,437
Other	12,433	12,582	46,018	45,805
Total non-compensation expenses	167,874	169,075	507,117	465,525

Total non-interest expenses	608,265	468,715	1,817,511	1,639,993

Earnings before income taxes	122,369	55,238	377,820	348,654

Income tax expense	44,048	1,228	134,403	107,899
Net earnings	78,321	54,010	243,417	240,755
Net earnings (loss) to noncontrolling interests	8,150	(14,265)	32,612	4,523
Net earnings to common shareholders	$70,171	$68,275	$210,805	$236,232

Earnings per common share:

Basic	$0.31	$0.30	$0.92	$1.07
Diluted	$0.31	$0.30	$0.91	$1.07

Weighted average common shares:
Basic	214,756	218,426	216,509	209,544
Diluted	218,867	222,541	220,621	213,661

Compensation and benefits / Net revenues	59.6%	58.8%	58.8%	58.9%

Effective tax rate	36.0%	2.2%	35.6%	30.9%

JEFFERIES GROUP, INC. AND SUBSIDIARIES
SELECTED STATISTICAL INFORMATION
(Amounts in Thousands, Except Other Data)
(Unaudited)

	Quarter Ended
	August 31,	May 31,	August 31,
	2012	2012	2011
Revenues by Source
Equities	$209,980	$119,570	$126,850
Fixed Income	265,679	292,600	33,087
Other	-	-	52,509
Total	475,659	412,170	212,446

Equity	39,068	55,623	58,629
Debt	87,894	132,429	128,058
Capital markets	126,962	188,052	186,687
Advisory	133,201	108,911	107,063
Investment banking	260,163	296,963	293,750

Asset management fees and investment income / (loss) from managed funds:
Asset management fees	8,583	7,979	3,127
Investment loss from managed funds	(5,467)	(6,081)	(41)
Total	3,116	1,898	3,086
Net revenues	738,938	711,031	509,282
Interest on mandatorily redeemable preferred interest of consolidated subsidiaries	8,304	4,456	(14,671)
Net revenues, less mandatorily redeemable preferred interest	$730,634	$706,575	$523,953

Other Data
Number of trading days	65	64	65

Average firmwide VaR (in millions) (1)	$10.53	$8.83	10.64
Average firmwide VaR excluding Knight Capital (in millions) (1)	$8.35	N/a	N/a

(1) VaR is the potential loss in value of our trading positions due to adverse market movements over a one-day time horizon with a 95% confidence level. For a further discussion of the calculation of VaR, see "Value at Risk" in Part II, Item 7 "Management's Discussion and Analysis" in our Annual Report on Form 10-K for the year ended November 30, 2011.

JEFFERIES GROUP, INC. AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS
(Amounts in Thousands, Except Per Share Amounts)
(Unaudited)

	Quarter Ended
	August 31,	May 31,	August 31,
	2012	2012	2011

Results:
Net earnings to common shareholders	$70,171	$63,498	$68,275
Basic EPS (1)	$0.31	$0.28	$0.30
Diluted EPS (1)	$0.31	$0.28	$0.30
Pretax operating margin	16.7%	15.1%	10.5%
Effective tax rate	36.0%	35.8%	2.2%

Basic and Diluted EPS impact from share ownership in Knight Capital (14)	$0.08	N/A	N/A

Common share data:
Common shares outstanding	203,070	203,989	200,314
Adjusted shares outstanding (2)	224,840	226,459	225,453

Share issued during quarter	926	619	1,824
Shares purchased during the quarter	1,702	2,201	3,145

Weighted average common shares- Basic	214,756	216,597	218,426
Weighted average common shares- Diluted	218,867	220,711	222,541

Financial position:
Total assets (in millions) (3)	$34,407	$35,717	$45,125
Average total assets for quarter (in millions) (3)	$42,594	$43,849	$51,992
Cash and cash equivalents (in millions)	$2,845	$2,358	$2,015
Financial instruments owned (in millions) (3)	$13,917	$15,018	$18,140

Total common stockholders' equity (in millions)	$3,369	$3,310	$3,175
Adjusted common stockholders' equity (in millions) (4)	$3,515	$3,475	$3,360
Common book value per share (5)	$16.59	$16.23	$15.85
Adjusted book value per share (6)	$15.63	$15.35	$14.90
Tangible common book value per share (7)	$14.71	$14.36	$13.91
Adjusted tangible book value per share (6)	$13.94	$13.66	$13.18

Level 3 financial instruments:
Level 3 financial instruments owned (in millions) (3) (8)	$487	$484	$636
Level 3 financial instruments owned with economic exposure (in millions) (3)(9)	$436	$443	$567
Level 3 financial instruments owned - % total assets (3)	1.4%	1.4%	1.4%
Level 3 financial instruments owned - % total financial instruments owned (3)	3.5%	3.2%	3.5%
Level 3 financial instruments owned with economic exposure - % total financial instruments owned (3)	3.1%	2.9%	3.1%
Level 3 financial instruments owned with economic exposure - % common stockholders' equity (3)	12.9%	13.4%	17.9%

Other data and financial ratios:
Total capital (in millions) (10)	$8,622	$8,541	$8,206
Leverage ratio (3) (11)	9.3	9.8	12.9
Adjusted leverage ratio (3) (12)	8.8	9.1	11.9

Number of trading days	65	64	65

Average firmwide VaR (in millions) (13)	$10.53	$8.83	$10.64
Average firmwide VaR excluding Knight Capital (in millions) (13)	$8.35	N/a	N/a

Number of employees, at quarter end	3,814	3,809	3,842

Compensation and benefits / Net revenues	59.6%	59.6%	58.8%

	Footnotes

(1)	The following details the calculation of basic and diluted earnings per share as included in our quarterly and annual reports.

		Quarter Ended
		August 31,	May 31,	August 31,
		2012	2012	2011
	Earnings for basic earnings per common share:
	Net earnings	$78,321	$68,379	$54,010
	Net earnings (loss) to noncontrolling interests	8,150	4,881	(14,265)
	Net earnings to common shareholders	70,171	63,498	68,275
	Less: Allocation of earnings to participating securities (A)	3,913	3,740	3,410
	Net earnings available to common shareholders	$66,258	$59,758	$64,865
	Earnings for diluted earnings per common share:
	Net earnings	$78,321	$68,379	$54,010
	Net earnings (loss) to noncontrolling interests	8,150	4,881	(14,265)
	Net earnings to common shareholders	70,171	63,498	68,275
	Add: Convertible preferred stock dividends	1,016	1,016	1,016
	Less: Allocation of earnings to participating securities (A)	3,916	3,751	3,415
	Net earnings available to common shareholders	$67,271	$60,763	$65,876
	Weighted Average Common Shares:
	Basic	214,756	216,597	218,426
	Diluted	218,867	220,711	222,541
	Earnings per common share:
	Basic	$0.31	$0.28	$0.30
	Diluted	$0.31	$0.28	$0.30
(A) Represents dividends declared during the period on participating securities plus an allocation of undistributed earnings to participating securities. Losses are not allocated to participating securities. Participating securities represent restricted stock and restricted stock units for which requisite service has not yet been rendered and amounted to weighted average shares of 12,732,000, 13,208,000 and 11,239,000 for the three months ended August 31, 2012, May 31, 2012 and August 31, 2011, respectively. Dividends declared on participating securities during the three months ended August 31, 2012, May 31, 2012 and August 31, 2011 amounted to approximately $924,000, $1,106,000 and $934,000, respectively. Undistributed earnings are allocated to participating securities based upon their right to share in earnings if all earnings for the period had been distributed.

(2)	Adjusted shares outstanding equals common shares outstanding plus outstanding restricted stock units.

(3)	This amount represents a preliminary estimate as of the date of this earnings release and may be revised in our Quarterly Report on Form 10-Q for the period ended August 31, 2012.

(4)	Adjusted common stockholders’ equity (non-GAAP financial measure) represents total common stockholders’ equity plus the unrecognized compensation cost related to nonvested share based awards, i.e. granted restricted stock and restricted stock units which contain future service requirements. As of August 31, 2012, unrecognized compensation cost related to nonvested share based awards was $145.9 million. We believe that adjusted common stockholders’ equity is a meaningful measure as it reflects the current capital outstanding to stockholders, including employee common shareholders, that would be required to be paid out in liquidation.

(5)	Common book value per share equals total common stockholders' equity divided by common shares outstanding.

(6)	Adjusted book value per share (non-GAAP financial measure) equals adjusted common stockholders’ equity divided by adjusted shares outstanding. Adjusted tangible book value per share (non-GAAP financial measure) equals adjusted common stockholders’ equity less goodwill and identifiable intangible assets divided by adjusted common shares outstanding. As of August 31, 2012, goodwill and identifiable intangible assets equals $381.3 million. We believe these are meaningful measures as investors often incorporate the dilutive effects of outstanding capital in their valuations.

(7)	Tangible common book value per share (non-GAAP financial measure) equals tangible common stockholders' equity divided by common shares outstanding. As of August 31, 2012, tangible common stockholders' equity equals total common stockholders' equity of $3,369.0 million less goodwill and identifiable intangible assets of $381.3 million. We believe that tangible common book value per share and tangible common stockholders' equity is meaningful as a valuation of financial companies are often measured as a multiple of tangible common stockholders' equity, making these ratios meaningful for investors.

(8)	Level 3 financial instruments represent those financial instruments classified as such under ASC 820, accounted for at fair value and included within Financial instruments owned. Level 3 financial instruments for which we bear no economic exposure were $50.8 million at August 31, 2012, which is reflective of the portion of our Level 3 financial instruments that are financed by nonrecourse secured financing or attributable to third party or employee noncontrolling interests in certain consolidated entities.

(9)	Level 3 financial instruments owned with economic exposure represents Level 3 financial instruments owned adjusted for Level 3 assets that are financed by nonrecourse secured financing or attributable to third party or employee noncontrolling interests in certain consolidated entities.

(10)	Total capital includes our long-term debt, mandatorily redeemable convertible preferred stock, mandatorily redeemable preferred interest of consolidated subsidiaries and total stockholders' equity. Long-term debt included in total capitalization at August 31, 2012 is reduced by the revolving credit facility.

(11)	Leverage ratio equals total assets divided by total stockholders' equity.

(12)	Adjusted leverage ratio (non-GAAP financial measure) equals adjusted assets divided by tangible stockholders' equity. Adjusted assets (non-GAAP financial measure) equals total assets less securities borrowed, securities purchased under agreements to resell, cash and securities segregated, goodwill and identifiable intangibles plus financial instruments sold, not yet purchased (net of derivative liabilities). As of August 31, 2012, adjusted assets were $29,232 million. We believe that adjusted assets is a meaningful measure as it excludes certain assets that are considered of lower risk as they are generally self-financed by customer liabilities through our securities lending activities.

(13)	VaR is the potential loss in value of our trading positions due to adverse market movements over a one-day time horizon with a 95% confidence level. For a further discussion of the calculation of VaR, see "Value at Risk" in Part II, Item 7 "Management's Discussion and Analysis" in our Annual Report on Form 10-K for the year ended November 30, 2011.

(14)	Principal transaction revenues of $103.3 million from our share ownership of Knight Capital had a positive impact on our basic and diluted EPS of $0.08 for the three months ended August 31, 2012 on a non-GAAP basis after considering compensation costs at a 59.6% compensation ratio, allocations to mandatorily redeemable preferred interests of $5.5 million, noncontrolling interests of $5.4 million and income tax expense at an effective rate of 41.5%, and based on weighted average common shares of 214,756,000. The conversion of our mandatorily redeemable convertible preferred stock was considered anti-dilutive for purposes of this calculation.

JEFFERIES GROUP, INC. AND SUBSIDIARIES
COMMON SHARES OUTSTANDING AND COMMON SHARES FOR BASIC AND DILUTED EPS CALCULATIONS
(Amounts in Thousands)
(Unaudited)

		August 31, 2012

Common shares outstanding		203,070
Outstanding restricted stock units		21,770
Adjusted shares outstanding		224,840

Note - All share information below for EPS purposes is based upon weighted-average balances for the applicable period.

		Quarter Ended	Nine Months Ended
		August 31, 2012	August 31, 2012

Shares outstanding (weighted average)	(1)	203,304	203,443
Unearned restricted stock	(2)	(8,286)	(8,704)
Earned restricted stock units	(3)	17,752	18,202
Other issuable shares	(4)	1,986	3,568
Common Shares for Basic EPS		214,756	216,509

Stock options	(5)	1	2
Mandatorily redeemable convertible preferred stock	(6)	4,110	4,110
Convertible debt	(7)	-	-
Common Shares for Diluted EPS		218,867	220,621

(1)	Shares outstanding represents shares issued less shares repurchased in treasury stock. Shares issued includes public and private offerings, earned and unearned restricted stock, distributions related to restricted stock units, deferred compensation plans, and employee stock purchase plan and stock option exercises. Shares issued does not include undistributed earned and unearned restricted stock units.

(2)	As certain restricted stock is contingent upon a future service condition, unearned shares are removed from shares outstanding in the calculation of basic EPS as Jefferies' obligation to issue these shares remains contingent.

(3)	As earned restricted stock units are no longer contingent upon a future service condition and are issuable upon a certain date in the future, earned restricted stock units are added to shares outstanding in the calculation of basic EPS.

(4)	Other shares issuable include shares issuable to settle previously granted restricted stock awards and shares issuable under certain deferred compensation plans.

(5)	Calculated under the treasury stock method. The treasury stock method assumes the issuance of only a net incremental number of shares as proceeds from issuance are assumed to be used to repurchase shares at the average stock price for the period.

(6)	Calculated under the if-converted method. The if-converted method assumes the conversion of convertible securities at the beginning of the period.

(7)	Represents the potential common shares issuable under the conversion spread (the excess conversion value over the accreted debt value) based on the average stock price for the period.

JEFFERIES GROUP, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON GAAP FINANCIAL MEASURES
(Amounts in Thousands, Except Per Share Amounts)
(Unaudited)

	Three Months Ended August 31, 2012	Amortization of Debt Discount and Certain Acquisition Items		Three Months Ended August 31, 2012 (Excluding Amortization of Debt Discount and Certain Acquisition Items)		Nine Months Ended August 31, 2012	Debt Accounting Gain and Amortization of Debt Discount, Impairment Charge and Certain Acquisition Items		Nine Months Ended August 31, 2012 (Excluding Debt Accounting Gain and Amortization of Debt Discount, Impairment Charge and Certain Acquisition Items)

Net revenues	$738,938	$(1,223)	(A)	$740,161		$2,229,935	$9,661	(F)	$2,220,274

Compensation and benefits	440,391	2,615	(B)	$437,776		1,310,394	22,179	(G)	1,288,215
Noncompensation expenses	167,874	714	(C)	$167,160		507,117	4,996	(H)	502,121

Total non-interest expenses	608,265	3,329		604,936		1,817,511	27,175		1,790,336
Earnings before income taxes	122,369	(4,552)		126,921		377,820	(17,514)		395,334
Income tax expense (benefit)	44,048	(1,755)	(D)	45,803		134,403	(7,236)	(D)	141,639

Net earnings	78,321	(2,797)		81,118		243,417	(10,278)		253,695

Net earnings to common shareholders	$70,171	$(2,797)		$72,968		$210,805	$(10,278)		$221,083
Earnings per common share:
Basic	$0.31			$0.32		$0.92			$0.96
Diluted	$0.31			$0.32		$0.91			$0.96

Weighted average common shares:
Basic	214,756			214,756		216,509			216,509
Diluted	218,867			218,867		220,621			220,621

Compensation and benefits/Net revenues	59.6%			59.1%		58.8%			58.0%
Effective tax rate	36.0%			36.1%		35.6%			35.8%

	Three Months Ended August 31, 2011	Certain Bache Acquisition Items		Three Months Ended August 31, 2011 (Excluding Certain Bache Acquisition Items)		Nine Months Ended August 31, 2011	Certain Bache Acquisition Items		Nine Months Ended August 31, 2011 (Excluding Certain Bache Acquisition Items)

Net revenues	$509,282	$52,509	(I)	$456,773		$1,994,830	$52,509	(I)	$1,942,321

Compensation and benefits	299,640	9,064	(J)	$290,576		1,174,468	9,064	(J)	1,165,404
Noncompensation expenses	169,075	2,333	(K)	$166,742		465,525	7,122	(K)	458,403

Total non-interest expenses	468,715	11,397		457,318		1,639,993	16,186		1,623,807
Earnings before income taxes	55,238	41,112		14,126		348,654	36,323		312,331
Income tax expense (benefit)	1,228	(4,268)	(L)	5,496		107,899	(6,009)	(L)	113,908

Net earnings	54,010	45,380		8,630		240,755	42,332		198,423

Net earnings to common shareholders	$68,275	$45,380		$22,895		$236,232	$42,332		$193,900
Earnings per common share:
Basic	$0.30			$0.10		$1.07			$0.88
Diluted	$0.30			$0.10	(E)	$1.07			$0.88

Weighted average common shares:
Basic	218,426			218,426		209,544			209,544
Diluted	222,541			218,431		213,661			213,661

Compensation and benefits/Net revenues	58.8%			63.6%		58.9%			60.0%
Effective tax rate	2.2%			38.9%		30.9%			36.5%

The selected financial information for the three and nine months ended August 31, 2012 and 2011 excluding the effects of purchases and sales of our debt in November and December 2011, certain items identified and recognized in connection with the acquisition of Hoare Govett from The Royal Bank of Scotland Group plc on February 1, 2012 and the acquisition of the Global Commodities Group (the "Bache entities") from Prudential Financial, Inc. ("Prudential") on July 1, 2011 and the impairment of certain intangible assets are non-GAAP financial measures. We believe this presentation provides meaningful information to shareholders as it provides comparability for our results of operations for the three and nine months ended August 31, 2012 with the results for periods ended August 31, 2011.
FOOTNOTES TO SELECTED FINANCIAL INFORMATION

(A)	Net revenues in the third quarter of 2012 includes additional interest expense of $1.2 million from the amortization of discounts on long-term debt reissued in November and December 2011 in connection with trading activities in our debt.

(B)	Compensation expense for the three months ended August 31, 2012 includes expense related to the amortization of retention and stock replacement awards granted in connection with the acquisition of the Bache entities and Hoare Govett.

(C)	Reflects amortization of intangible assets recognized in connection with the acquisitions of Hoare Govett and the Bache entities.

(D)	For the three months ended August 31, 2012, reflects the tax benefit on the additional interest expense, Hoare Govett and Bache related expense items at a domestic and foreign marginal tax rate of 41.5% and 24.3%, respectively. The domestic and foreign marginal tax rate for the nine months ended August 31, 2012, on the additional interest expense, Hoare Govett and Bache related expense items and the impairment charge is 41.5% and 24.3%, respectively.

(E)	The conversion of our mandatorily redeemable convertible preferred stock was considered anti-dilutive for purposes of this calculation.

(F)	Includes a gain on debt extinguishment of $9.9 million relating to trading activities in our own debt and a bargain purchase gain of $3.4 million resulting from the acquisition of Hoare Govett recorded in Other revenues, partially offset by additional interest expense of $3.6 million from subsequent amortization of debt discounts upon reissuance of our long-term debt.

(G)	Includes compensation expense related to the amortization of retention and stock replacement awards granted in connection with the acquisition of the Bache entities and Hoare Govett and bonus costs for employees as a result of the completion of the Hoare Govett acquisition.

(H)	Reflects an impairment charge of $2.9 million on indefinite-lived intangible assets and amortization of intangible assets recognized in connection with the acquisitions of Hoare Govett and the Bache entities.

(I)	Net revenues in the third quarter of 2011 include $52.5 million recorded in Other revenues resulting from the acquisition of the Bache entities from Prudential, as the fair value of the assets acquired and liabilities assumed exceeded the purchase price.

(J)	In connection with the acquisition of the Bache entities, compensation expense of $9.1 million was recognized for the three and nine month periods ended August 31, 2011 related to 1) severance costs for certain employees of the acquired Bache entities that were terminated subsequent to the acquisition, 2) the amortization of stock awards granted to former Bache employees as replacement awards for previous Prudential stock awards that were forfeited in the acquisition and 3) bonus costs for employees as a result of the completion of the acquisition.

(K)	In connection with the acquisition of the Bache entities, expenses (primarily professional fees) were recognized during the three and nine months ended August 31, 2011 directly related to the acquisition and/or integration of the acquired entities within Jefferies Group, Inc.

(L)	Reflects the tax benefit associated with deducting total non-interest expenses during the three and nine months ended August 31, 2011 attributed to the acquisition of the Bache entities at an effective tax rate of 37%, which reflects our estimate of our full year tax rate. The bargain purchase gain is not a taxable item.

CONTACT:
Jefferies Group, Inc.
Peregrine C. Broadbent, 212-284-2338
Chief Financial Officer